CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors
SFS Bancorp, Inc.:

We  consent  to  incorporation  by  reference  in  the  following   registration
statements:

         No. 333-05789 on Form S-8, and
         No. 333-05831 on Form S-8

of SFS Bancorp, Inc. of our report dated January 24, 1997, relating to the consolidated balance sheets of SFS Bancorp, Inc. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-KSB of SFS Bancorp, Inc. Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 114 "Accounting by Creditors For Impairment of a Loan" and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures."


                                                     /s/ KPMG Peat Marwick LLP
                                                     -------------------------
                                                     KPMG Peat Marwick LLP
Albany, NY
March 27, 1997